                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-KA

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): October 4, 2002


                         LITHIUM TECHNOLOGY CORPORATION
               (Exact Name of Registrant as Specified in Charter)


     Delaware                             1-10446                13-3411148
-------------------------------         -----------          ------------------
(State or Other Jurisdiction of         (Commission            (IRS Employer
Incorporation or Organization)          File Number)         Identification No.)

              5115 Campus Drive, Plymouth Meeting, PA       19462
              ---------------------------------------    ----------
              (Address of Principal Executive Offices)   (Zip Code)


       Registrant's telephone number, including area code: (610) 940-6090


             ------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

GENERAL

On October 4, 2002 we closed a share exchange (the "First Share Exchange") pursuant to which we acquired a 60% interest in GAIA Akkumulatorenwerke GmbH ("GAIA"), through our acquisition of 60% of the outstanding shares of GAIA Holding B.V. ("GAIA Holding"), a lithium polymer battery company, headquartered in Nordhausen/Thuringia, Germany. On October 16, 2002 we filed a Current Report on Form 8-K (the "October 16 Form 8-K") reporting on the closing of the First Share Exchange. On December 13, 2002, we closed a second share exchange (the "Second Share Exchange") pursuant to which we now hold 100% of the outstanding shares of GAIA Holding and a 100% beneficial ownership interest in GAIA.

We are filing this Amendment to the October 16 Form 8-K to disclose (1) the financial statements of GAIA Holding required under Item 7(a) of Form 8-K and
(2) pro forma financial information required under Item 7(b) of Form 8-K, including unaudited pro forma financial information required under Item 7(b) of Form 8-K, including the unaudited pro forma balance sheet of LTC as of September 30, 2002 and the unaudited pro forma results of operations of LTC giving effect to the acquisition of GAIA Holding as though the First Share Exchange and the Second Share Exchange (together, the "Share Exchange") had occurred on January 1, 2001 (the "Financial Information").

We are also disclosing herein, the acquisition of 40% of GAIA Holding in the Second Share Exchange.

SECOND SHARE EXCHANGE

The Second Share Exchange was consummated pursuant to the terms of a Share Exchange Agreement (the "Share Exchange Agreement") that we entered into on October 4, 2002 with Arch Hill Ventures, N.V., a private company limited by shares, incorporated under the laws of the Netherlands ("Arch Hill Ventures"). Arch Hill Capital N.V., a private company limited by shares, incorporated under the laws of the Netherlands ("Arch Hill Capital"), controls Arch Hill Ventures. GAIA Holding, a private limited liability company incorporated under the laws of the Netherlands, is the 100% beneficial owner of GAIA. GAIA is a private limited liability company incorporated under the laws of Germany.

In the Second Share Exchange, Arch Hill Ventures transferred to us shares of GAIA Holding that constitute 40% of the outstanding shares of GAIA Holding, and we issued to Arch Hill Ventures 40,000 shares of LTC Series A Preferred Stock convertible into 44,536,210 shares of LTC common stock.

LTC SERIES A PREFERRED STOCK ISSUED IN THE SECOND SHARE EXCHANGE

Each share of the Series A Preferred Stock is convertible at the option of the holder thereof into 1,113.40524 shares of our common stock at any time following the authorization and reservation of a sufficient number of shares of our common stock by all requisite action, including action by our Board of Directors and by our shareholders, to provide for the conversion of all outstanding shares of Series A Preferred Stock into shares of our common stock.

Each share of the Series A Preferred Stock will automatically be converted into 1,113.40524 shares of our common stock one year following the authorization and reservation of a sufficient number of shares of our common stock to provide for the conversion of all outstanding shares of Series A Preferred Stock into shares of our common stock.

The shares of Series A Preferred Stock are entitled to vote together with the common stock on all matters submitted to a vote of the holders of the common stock. On all matters as to which shares of common stock or shares of Series A Preferred Stock are entitled to vote or consent, each share of Series A Preferred Stock is entitled to the number of votes (rounded up to the nearest whole number) that the common stock into which it is convertible would have if such Series A Preferred Stock had been so converted into common stock as of the record date established for determining holders entitled to vote, or if no such record date is established, as of the time of any vote on such matters. Each share of Series A Preferred Stock is initially entitled to the number of votes that 1,114 shares of common stock would have.

In addition to the voting rights provided above, as long as any shares of Series A Preferred Stock are outstanding, the affirmative vote or consent of the holders of two-thirds of the then-outstanding shares of Series A Preferred Stock, voting as a separate class, will be required in order for us to:

      (i) amend, alter or repeal, whether by merger, consolidation or otherwise, the terms of the Series A Preferred Stock or any other provision of our Charter or By-laws, in any way that adversely affects any of the powers, designations, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock;

      (ii) issue any shares of capital stock ranking prior or superior to, or on parity with, the Series A Preferred Stock; or

      (iii) subdivide or otherwise change shares of Series A Preferred Stock into a different number of shares whether in a merger, consolidation, combination, recapitalization, reorganization or otherwise.

The Series A Preferred Stock ranks on a parity with our common stock as to any dividends, distributions or upon liquidation, dissolution or winding up, in an amount per share equal to the amount per share that the shares of common stock into which such Series A Preferred Stock are convertible would have been entitled to receive if such Series A Preferred Stock had been so converted into common stock prior to such distribution.

OWNERSHIP OF SHARES BY ARCH HILL CAPITAL AND ARCH HILL VENTURES

Including the Series A Preferred Stock issued in the Second Share Exchange, Arch Hill Capital is the beneficial owner of 174,762,611 shares of LTC common stock consisting of:

      (1)   23,932,087 shares of LTC common stock;

      (2) 39,490,000 shares of LTC common stock issuable upon conversion of $3.94 million in principal of LTC convertible notes at $.10 per share; and

      (3) 111,340,524 shares of LTC common stock issuable upon conversion of 100,000 shares of Series A Preferred Stock held by Arch Hill Ventures (which is controlled by arch Hill Capital).

The 174,762,611 shares of LTC common stock beneficially owned by Arch Hill Capital constitutes approximately 73% of LTC common stock on as converted basis. Accordingly, Arch Hill Capital is a controlling stockholder and is able to control the outcome of most matters submitted to our stockholders for approval, including the election of our directors, any amendments to the Certificate of Incorporation or a merger, sale of assets or other significant transaction without the approval of other stockholders. In addition, Arch Hill Capital controls a majority of the voting power of GAIA Holding and GAIA by virtue of its ownership of a controlling interest in us. As a result, Arch Hill Capital has an effective veto power over corporate transactions by us, GAIA Holding or GAIA which management or non-control stockholders of such entities might desire.

The calculation of percentage of LTC common stock beneficially owned by Arch Hill Capital is based on the number of shares of LTC common stock outstanding as of December 13, 2002 (88,235,392 shares) plus the number of shares of LTC common stock issuable to Arch Hill Capital upon conversion of convertible securities held by such entity.

AUTHORIZED AND OUTSTANDING LTC SHARES

As of December 13, 2002, we have outstanding (i) 88,235,392 shares of common stock with one vote per share and, (ii) 100,000 shares of Series A Preferred Stock, with 1,114 votes per share.

We currently have authorized (i) 125,000,000 shares of common stock and (ii) 100,000 shares of preferred stock, all of which have been designated Series A Preferred Stock pursuant to the Amended Certificate of Designation filed with the Delaware Secretary of State on August 27, 2002 (See Exhibit 3.5). We do not have enough authorized shares of common stock to issue shares of common stock to all holders of our convertible securities upon conversion of such securities. As of December 13, 2002, we had outstanding (i) 88,235,392 shares of common stock and (ii) options (3,175,000), warrants (19,686,000), notes (convertible into 39,490,000 shares of common stock) and Series A Preferred Stock (convertible into 111,340,524 shares of common stock) convertible into an aggregate of 173,691,524 shares of common stock.

We plan to seek stockholder approval of an increase in the authorized number of shares of our common stock to make available that number of shares of our common stock as will be required for the conversion of the Series A Preferred Stock, all outstanding convertible securities and any equity securities to be issued as part of a new financing.

REGISTRATION RIGHTS

Arch Hill Ventures has the following registration rights, at our expense, with respect to the common stock issuable upon conversion of the Series A Preferred Stock issued in the Second Share Exchange: (i) upon the request of the holders of at least 50% of the convertible notes or Preferred Stock, one demand registration, (ii) unlimited piggyback rights, and (iii) rights to register shares in up to three shelf offerings pursuant to Form S-3. All registration rights will terminate when the underlying common stock may be sold under Rule 144(k).

(C) WARRANTS ISSUED

As compensation for services in connection with the Second Share Exchange, on December 13, 2002, we issued to principals of Colebrooke Capital, Inc. warrants to purchase 1,200,000 shares of our common stock at an exercise price of $0.185 per share. The warrants are immediately exercisable and have a five year term. A copy of the form of warrant is attached as Exhibit 10.47 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENT PRO FORMA INFORMATION AND EXHIBITS.

(A)  FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED ......................    F-1

(B)  PROFORMA FINANCIAL INFORMATION .....................................   F-15

(C)   EXHIBITS

3.5   Amended Certificate of Designation of Lithium Technology Corporation (1)

10.47 Form of Warrant dated December 13, 2002 issued to principals of Colebrooke Capital, Inc.

23.1  Consent of Independent Accountants

99.13 Press Release dated December 17, 2002


----------

(1) Incorporated herein by reference to LTC's Report on a Form 8-K dated October 16, 2002

                                GAIA Holding B.V.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                    Page(s)
Report of independent accountants .............................................................      F-2

Consolidated Balance Sheets at September 30, 2002 (unaudited) and December 31, 2001 ...........      F-3

Consolidated Statements of Operations for the years ended December 31, 2001 and 2000 and the nine months ended September 30, 2002 (unaudited) and the period from February 12, 1999 (date of
acquisition) to September 30, 2002 (unaudited) ................................................      F-4

Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the
period from December 31, 2000 (date of acquisition) to September 30, 2002 (unaudited) .........      F-5

Consolidated Statements of Cash Flows for the years ended December 31, 2001 and 2000 and
the nine months ended September 30, 2002 (unaudited) ..........................................      F-6

Notes to Consolidated Financial Statements ....................................................      F-7

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of GAIA Holding B.V.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of GAIA Holding B.V. and its subsidiaries (a development stage enterprise) at December 31, 2001, and the results of their operations and their cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's operating losses since inception and lack of adequate financing to fund its operations raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ PricewaterhouseCoopers Accountants N.V.


PricewaterhouseCoopers Accountants N.V.
The Hague, The Netherlands
December 20, 2002

                       GAIA HOLDING B.V. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                           CONSOLIDATED BALANCE SHEETS

                                                                              SEPTEMBER 30,     DECEMBER 31,
                                                                                       2002             2001
                                                                                -----------      -----------
                                                                                (unaudited)
                                                                                        EUR              EUR
                                  ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                         77,854          362,315
   Inventories                                                                       55,865           76,527
   Prepaid expenses and other current assets                                        450,261          672,932
                                                                                -----------      -----------
       Total current assets                                                         583,980        1,111,774

Due from related parties                                                          2,436,000        2,331,000
Property and equipment, net                                                       4,342,950        3,762,500
Intangibles, net                                                                    144,562            5,219
                                                                                -----------      -----------
      Total assets                                                                7,507,492        7,210,493
                                                                                -----------      -----------

                   LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Accounts payable                                                                 675,668          421,004
   Due to related parties                                                               -          1,524,200
   Other current liabilities and accrued expenses                                   473,813          778,728
                                                                                -----------      -----------
      Total current liabilities                                                   1,149,481        2,723,932
                                                                                -----------      -----------

LONG-TERM LIABILITIES:
   Long-term liabilities, less current portion                                   26,319,929       22,833,613

COMMITMENTS AND CONTINGENCIES                                                             -                -

STOCKHOLDERS' EQUITY (DEFICIT):
    Common stock, EUR 1 par value (2001: NLG 100), 250,000 shares                   100,000           18,151
    authorised (2001: 2000); 100,000 shares issued and outstanding
    (2001: 400)
    Additional paid-in capital                                                    1,575,771                -
    Other comprehensive income                                                        1,031                -
    Accumulated deficit                                                            (177,051)        (177,051)
    Deficit accumulated during development stage                                (21,461,669)     (18,188,152)
                                                                                -----------      -----------
Total stockholders' equity (deficit)                                            (19,961,918)     (18,347,052)
                                                                                -----------      -----------
Total liabilities and stockholders' equity (deficit)                              7,507,492        7,210,493
                                                                                -----------      -----------

   The accompanying notes are an integral part of these financial statements.

                       GAIA HOLDING B.V. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                      PERIOD FROM
                                                                                                FEBRUARY 12, 1999
                                                                                NINE MONTHS              (DATE OF
                                                                                      ENDED       ACQUISITION) TO
                                                       YEAR ENDED DECEMBER 31,    SEPTEMBER             SEPTEMBER
                                                          2001          2000       30, 2002              30, 2002
                                                       ---------     ---------    ---------            ----------
                                                            EUR           EUR           EUR                   EUR
                                                                                (unaudited)           (unaudited)
REVENUES:

   Development contracts and research grants          457,942             -        612,761             1,070,703

COSTS AND EXPENSES:

   Engineering, research and development            2,399,908     2,248,775      1,855,935             8,609,383
   General and administrative                       1,200,363       919,769        847,426             4,247,353
   Depreciation and amortisation                      364,226       932,001        318,795             6,261,671
                                                    ---------     ---------      ---------            ----------

                                                    3,964,497     4,100,545      3,022,156            19,118,407
OTHER (INCOME) EXPENSE:

   Interest expense, net of interest income         1,181,773       853,507        864,122             3,580,176
   Gain on sale of subsidiary                        (166,211)            -                             (166,211)
                                                    ---------     ---------      ---------            ----------

NET LOSS                                            4,522,117     4,954,052      3,273,517            21,461,669
                                                    =========     =========      =========            ==========

    The accompanying notes are an integral part of these financial statements.

                       GAIA HOLDING B.V. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                           CONSOLIDATED STATEMENTS OF
                         STOCKHOLDERS' EQUITY (DEFICIT)



                                                                                      DEFICIT
                                                                                    ACCUMULATED
                                    COMMON STOCK       ADDITIONAL                     DURING          OTHER              TOTAL
                                    ------------        PAID-IN      ACCUMULATED    DEVELOPMENT   COMPREHENSIVE      STOCKHOLDERS'
                                 SHARES      AMOUNT     CAPITAL        DEFICIT        STAGE          INCOME        EQUITY (DEFICIT)
                                                EUR       EUR             EUR          EUR            EUR                EUR
BALANCE DECEMBER 31, 2000           400      18,151             0       (177,051)  (13,666,035)           0       (13,824,935)
Net loss                                                                            (4,522,117)                    (4,522,117)
                                -------     -------     ---------       ---------  ------------       -----       ------------
BALANCE DECEMBER 31, 2001           400      18,151             0       (177,051)  (18,188,152)           0       (18,347,052)
                                -------     -------     ---------       ---------  ------------       -----       ------------
Issuance of common stock
 at EUR 1,031.01 per share
 in June 2002                     1,600      72,605     1,577,015                                                    1,649,620

Conversion of par value
 from NLG 100.00 per share
 to EUR 1.00 per share           90,000       1,244        -1,244                                                            -

Issuance of common stock at
 EUR 1.00 per share in
 June 2002                        8,000       8,000                                                                      8,000

Translation difference of
 share capital Dilo Trading A.G.                                                                      1,031             1,031

Net loss                                                                            (3,273,517)                    (3,273,517)
                                -------     -------     ---------       ---------  ------------       -----       ------------

BALANCE SEPTEMBER 30, 2002
  (UNAUDITED)                   100,000     100,000     1,575,771       (177,051)  (21,461,669)       1,031       (19,961,918)
                                -------     -------     ---------       ---------  ------------       -----       ------------

   The accompanying notes are an integral part of these financial statements.

                       GAIA HOLDING B.V. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                       NINE MONTHS
                                                                                 YEAR ENDED               ENDED
                                                                                 DECEMBER 31,          SEPTEMBER 30,
                                                                            2001            2000           2002
                                                                         -----------     -----------   ------------
                                                                                                        (unaudited)
                                                                             EUR             EUR            EUR
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                               (4,522,117)     (4,954,052)    (3,273,517)

   Adjustments to reconcile net loss to net cash used in operating activities:

      Depreciation and amortisation                                          364,226         932,001        318,795

      Change in assets and liabilities:
        Increase/(decrease) in inventories                                    54,946        (131,473)        20,662
        Increase/(decrease) in accounts payable and
           accrued expenses                                                 (198,166)        244,671        222,671
        Decrease/(increase) in prepaid expenses and other current assets    (238,185)       (280,574)       (52,421)
                                                                         -----------     -----------    -----------

Net cash used in operating activities                                     (4,539,296)     (4,189,427)    (2,763,810)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                                       (695,118)       (612,999)      (899,245)
                                                                         -----------     -----------    -----------
Net cash used in investing activities                                       (695,118)       (612,999)      (899,245)

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of shares                                                             --              --         81,849
   Increase in long-term loans with silent partners                          261,968         166,560          4,694
   Repayment of bank loans                                                  (217,134)     (1,569,424)       (86,838)
   Increase in long-term loans from related party                          5,303,166       6,445,745      3,378,889
                                                                         -----------     -----------    -----------
Net cash provided by financing activities                                  5,348,000       5,042,881      3,378,594

Net increase (decrease) in cash and cash equivalents                        113,586          240,455       (284,461)
Cash and cash equivalents, beginning of period                              248,729            8,274        362,315
                                                                         -----------     -----------    -----------
Cash and cash equivalents, end of period                                    362,315          248,729         77,854

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid during the period for interest                                      --               --             --

NON CASH INVESTING AND FINANCING ACTIVITIES
   Conversion of long-term loans from related party into share capital           --               --      1,575,000
   Acquisition of Lithiontech and repayment of short-term loan from
      related party through increase long-term loan related party                --               --        191,741

   The accompanying notes are an integral part of these financial statements.

                       GAIA HOLDING B.V. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS OF THE COMPANY

GAIA Holding B.V. (formerly known as Hill Gate Investments B.V. or the "Company") was incorporated in 1990 and only had limited operations until the acquisition of GAIA Akkumulatorenwerke GmbH (`GAIA GmbH) in February 1999.
GAIA GmbH develops innovative flat lithium ion batteries for large, high rate applications including Hybrid Electric Vehicles (HEVs), other automotive applications and energy storage devices for the distributed power/renewable energy market. GAIA Holding and its subsidiaries are collectively referred to in this document as GAIA Group.

Since the acquisition of GAIA GmbH, the GAIA Group qualifies as a development stage enterprise primarily engaged in technology development activities, pilot line manufacturing operations, recruiting personnel, and acquiring capital. Prior to the acquisition of GAIA GmbH, the Company incurred accumulated losses of approximately EUR 177,000.

Since the acquisition of GAIA GmbH, the GAIA Group has incurred substantial operating losses and expects to incur additional operating losses over the next several years. As of December 31, 2001, the Company had an accumulated deficit of approximately EUR 18,188,152. Operations have been financed primarily through the use of proceeds from loans from shareholders, other related parties, loans from silent parties and bank borrowings secured by assets. The Company is researching various alternatives to obtain funding for its operations such as obtaining government co-financing for equipment purchases, lease equipment, vendor financing or additional funds from existing investors. Failure to raise sufficient capital could have a material adverse effect on the GAIA Group's results of operations and financial condition.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. The results of the subsidiaries are included from their effective dates of acquisition.

The outstanding shares of GAIA GmbH are held pursuant to certain Dutch and German trust agreements by two Dutch entities (the "Nominal Stockholders") for the risk and account of the Company. Based on the Dutch and German trust agreements, the Nominal Stockholders are obliged to transfer the legal ownership of the shares in GAIA GmbH without any further payments to the Company. Pursuant to the trust agreements, the Company has the right to vote the shares of GAIA held by the Nominal Stockholders. The results of GAIA GmbH are included in the results of the Company as of the date of acquisition.

     INTERIM FINANCIAL STATEMENTS

The accompanying consolidated financial statements of the Company at September 30, 2002 and for the nine months ended September 30, 2002 are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America ("generally accepted accounting principles") for interim financial information. All adjustments, consisting only of normal recurring adjustments, have been made which, in the opinion of management, are necessary for a fair presentation. The results of operations for the periods presented are not necessarily indicative of the results that may be expected for any future period.

         ESTIMATES AND UNCERTAINTIES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

         FINANCIAL INSTRUMENTS

Financial instruments include cash and cash equivalents and accounts payable. Management believes that the amounts reported for financial instruments are reasonable approximations of their fair values due to their short-term nature.

         CASH AND CASH EQUIVALENTS

GAIA considers all highly liquid investment instruments purchased with an original maturity of three months or less to be cash equivalents.

         INVENTORIES

Inventories primarily include raw materials and auxiliary materials. Inventories are valued at the lower of cost or net realisable value. The cost of inventories is determined by using the weighted average method. Cost elements included in inventories comprise all costs of purchase and other costs incurred in bringing the inventories to their present location and condition.

        PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and primarily consists of land, buildings, technical and laboratory equipment. In the period assets are retired or otherwise disposed of, the costs and accumulated depreciation are removed from the accounts, and any gain or loss on disposal is included in results of operations. Property and equipment are depreciated using the straight-line method over their estimated useful lives as follows:

                      Land and buildings                     25 years
                      Technical and laboratory equipment     10 years
                      Other                                 1-5 years

       INTANGIBLES

Intangibles consist of amounts capitalised for patents, which are recorded at cost and are amortised using the straight-line method over their estimated useful lives of 13 to 17 years. Amortisation starts at the moment of final approval of the patent by the regulatory body.

Goodwill represents the difference between the acquisition price and the fair value of the underlying net assets of the subsidiary acquired. Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), requires the discontinuance of amortisation related to goodwill and indefinite lived intangible assets as from January 1, 2002. These assets are subject to impairment tests at least annually. At the acquisition of GAIA GmbH in February 1999, the Company recorded goodwill of EUR 4,718,810, which was primarily allocated to in process research and development and workforce.

At the end of 2000, the Company concluded they would never achieve the desired technical results with the existing formula used in the prototypes. Management decided to develop a new formula and abandon the old formula. At the same time, the Company dismissed and replaced the Chief Executive Officer and the majority of key research and development personnel. As a result of these events above, management concluded there was an impairment of the remaining net book value ascribed to the workforce and as such decided to write-off the remaining value of goodwill of EUR 112,000.

         INCOME TAXES

Deferred tax assets and liabilities are computed for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the temporary differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

        REVENUES

The Company performs certain research and development for other companies and sells prototypes. Revenue is recognized as services are rendered.

        LONG-LIVED ASSETS

The Company assesses the impairment of its long-lived assets whenever facts or circumstances indicate the carrying amounts may not be recoverable in accordance with SFAS 142 and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144").

The Company compares the carrying value of such assets to the estimated future undiscounted cash flows attributable to such assets. If the sum of the expected cash flows (undiscounted and without finance charges) is less than the carrying amount of the asset, the Company recognizes an impairment loss on the asset. In that event, a loss is recognized for the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined by quoted market prices in active markets, if available, or by using the anticipated cash flows discounted at a rate commensurate with the risks involved.

        NEW ACCOUNTING PRONOUNCEMENTS

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143") which is effective for fiscal years beginning after June 15, 2002. SFAS 143 requires, among other things, that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are then capitalized as part of the carrying amount of the long-lived asset. SFAS 143 will be adopted no later than January 1, 2003. Management does not expect the adoption of SFAS 143 to have a material impact on its consolidated financial statements.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("SFAS 145"). This statement eliminates the current requirement that gains and losses on debt extinguishment must be classified as extraordinary items in the income statement. Instead, such gains and losses will be classified as extraordinary items only if they are deemed to be unusual and infrequent, in accordance with the current GAAP criteria for extraordinary classification. In addition, SFAS 145 eliminates an inconsistency in lease accounting by requiring that modifications of capital leases that result in reclassification as operating leases be accounted for consistent with sale-leaseback accounting rules. SFAS 145 is effective for fiscal years beginning after May 15, 2002 and will be adopted no later than January 1, 2003. Management does not expect the adoption of SFAS 145 to have a material impact on its consolidated financial statements.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"), which addresses accounting for restructuring and similar costs. SFAS 146 supersedes previous accounting guidance, principally Emerging Issues Task Force (EITF) Issue No. 94-3. SFAS 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF No. 94-3, a liability for an exit cost was recognized at the date of a company's commitment to an exit plan. SFAS 146 also establishes that the liability should initially be measured and recorded at fair value. Accordingly, SFAS 146 may affect the timing of recognizing future restructuring expenses as well as the amount recognized. The Company will adopt the provisions of SFAS 146 for restructuring activities initiated after December 31, 2002.

NOTE 3 - OPERATING AND LIQUIDITY DIFFICULTIES AND MANAGEMENT'S PLANS TO OVERCOME

The accompanying consolidated financial statements of the Company have been prepared on a going concern basis, which contemplates the continuation of operations, realization of assets and liquidation of liabilities in the ordinary course of business. Since its inception, GAIA Group has incurred substantial operating losses and expects to incur additional operating losses over the next several years. Operations have been financed primarily through the use of proceeds from loans from shareholders or other related parties, loans from silent parties and bank borrowings secured by assets. Continuation of GAIA Group's operations in 2002 and further is dependent upon obtaining further financing from either the shareholders or other related parties or one of the other alternatives as described in Note 1. These conditions raise substantial doubt about GAIA Group's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         MANAGEMENT'S PLANS

GAIA GmbH has worked closely with selected portable electronics Original Equipment Manufacturers ("OEMs") in the past, exploring various notebook computer, PDA and wireless handset applications. Over the past few years GAIA GmbH has refocused its unique extrusion technology and market activities to concentrate on large, high rate battery applications including advanced automotive batteries for 42-volt systems, Hybrid Electric Vehicles (HEVs) and energy storage devices for the distributed power/renewable energy market. GAIA GmbH is currently working on a prototype 42-volt automotive battery, which GAIA GmbH has delivered to the European Astor programme in the third quarter of 2002. GAIA GmbH has not yet delivered a prototype HEV, or stationary power battery for testing by a third party.

Management's operating plan seeks to minimize GAIA Group's capital requirements, but commercialization of GAIA Group's battery technology will require substantial amounts of additional capital. GAIA Group expects that technology development and operating and production expenses will increase significantly as it continues to advance its battery technology and develop products for commercial applications. The GAIA Group's working capital and capital requirements will depend upon numerous factors, including, without limitation, the progress of GAIA Group's technology development program, technological advances, the status of competitors and the ability of LTC and GAIA Group to collaborate.

GAIA Group does not currently have sufficient cash to achieve all of its development and production objectives. GAIA Group needs to raise approximately EUR 4,700,000 in order to have sufficient capital resources for its development, production, operating and administrative needs until approximately December 2003.

There can be no assurance that funding will continue to be provided by the shareholders in the amounts necessary to meet all of GAIA Group's obligations until the closing of the financing. If no financing from related parties or external parties is consummated, GAIA Group will assess all available alternatives including a sale of its assets, the suspension of operations and possibly liquidation, auction, bankruptcy, or other measures.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment is summarized as follows:

                                                                                  SEPTEMBER        DECEMBER
                                                                                   30, 2002        31, 2001
                                                                                  ---------        --------
                                                                                        EUR             EUR
                                                                                 (unaudited)
Land and buildings                                                                2,062,322       1,998,772
Technical and laboratory equipment                                                3,339,982       2,641,367
Asset under construction                                                            591,242         511,480
Other                                                                               307,114         249,795
                                                                                 ----------      ----------
                                                                                  6,300,660       5,401,414

Less: Accumulated depreciation and amortisation                                  (1,957,710)     (1,638,914)
                                                                                 ----------      ----------

                                                                                  4,342,950       3,762,500
                                                                                 ----------      ----------

NOTE 5 - INTANGIBLES


This pertains primarily to goodwill acquired at the acquisition of Dilo Trading AG and Lithiontech Holding B.V. The acquisition occurred in June 6. We refer to
Note 11.

NOTE 6 - PREPAID EXPENSES AND OTHER CURRENT ASSETS

The balance as per December 31, 2001 primarily relates to a receivable with respect to grants on investments in fixed assets of EUR 642,000 which has been received in 2002.

NOTE 7 - INCOME TAXES

Dutch tax legislation does not permit a Dutch parent company and its foreign subsidiaries to file a consolidated Dutch tax return. Dutch resident companies are taxed on their worldwide income for corporate income tax purposes at a statutory rate of 35%. No further taxes are payable on this profit unless the profit is distributed. If certain conditions are met, income derived from foreign subsidiaries is tax exempt in the Netherlands under the rules of the Dutch "participation exemption". However, certain costs such as acquisition costs and interest on loans related to foreign qualifying participations are not deductible for Dutch corporate income tax purposes, unless those costs are attributable to Dutch taxable income. When income derived by a Dutch company is subject to taxation in the Netherlands as well as in other countries, generally avoidance of double taxation can be obtained under the extensive Dutch tax treaty network or Dutch domestic law.

For subsidiaries, local commercial and tax legislation contains provisions that may imply more than one treatment for a transaction. Thus, management's judgement of the companies' business activities and transactions may not coincide with the interpretation of the tax authorities. In the event that a particular transaction is challenged by the tax authorities the subsidiaries may incur penalties and taxes on present and past transactions. Management believes that the financial statements adequately reflect the activities of the subsidiaries.

Deferred income taxes reflect the net effects of temporary differences between the amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The breakdown of the deferred tax asset as at September 30, 2002 and at December 31, 2001 can be shown as follows:

                                                                                 SEPTEMBER       DECEMBER
                                                                                   30, 2002      31, 2001
                                                                                 ----------      --------
                                                                                        EUR           EUR
                                                                                 (unaudited)
Tax losses carry forward
Net difference between the tax base and US GAAP book values                       8,868,869       7,051,429
                                                                                  5,368,415       5,325,550
                                                                                 ----------      ----------
                                                                                 14,237,284      12,376,979
                                                                                 ----------      ----------
Less: valuation allowance                                                       (14,237,284)    (12,376,979)
                                                                                 ----------      ----------
                                                                                         --              --
                                                                                 ----------      ----------

A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. Management of the GAIA Group has determined, based on its recurring net losses, lack of a commercially viable product and limitations under current tax law, that a full valuation allowance is appropriate.

NOTE 8 - OTHER CURRENT LIABILITIES AND ACCRUED EXPENSES:

                                                                                 SEPTEMBER         DECEMBER
                                                                                   30, 2002        31, 2001
                                                                                   -------         -------
                                                                                        EUR             EUR
                                                                                 (unaudited)
Bank borrowings - short term                                                       183,988         181,565
Accrued payroll                                                                          -          69,688
Taxes payable                                                                       71,580         246,954
Accrued expenses                                                                   218,245         280,521
                                                                                   -------         -------

Total other current liabilities                                                    473,813         778,728
                                                                                   =======         =======


NOTE 9 - LONG-TERM LIABILITIES

                                                                                 SEPTEMBER         DECEMBER
                                                                                   30, 2002        31, 2001
                                                                                 ----------      ----------
                                                                                        EUR             EUR
                                                                                 (unaudited)
Loans from financial institutions                                                 1,636,418       1,725,679
Subordinated loans from related party                                            20,277,040      16,706,157
Silent partnership loans - related party                                          2,436,000       2,331,000
Silent partnership loans                                                          1,970,471       2,070,777
                                                                                 ----------      ----------
                                                                                 26,319,929      22,833,613
                                                                                 ==========      ==========


Loans from financial institutions

The Company has two loans from financial institutions, which are collateralised by tangible fixed assets. One loan is collateralised by land and buildings up to an amount of EUR 945,000. For the other loan the Company has pledged machinery, equipment and patents for an amount of EUR 2,019,000 as collateral for the mortgage loan. The loans bear interest between 5,75 and 6,75% per annum and will be fully repaid at December 31, 2014.


The redemption schedule of borrowings at September 30, 2002 is as follows:

                                                September 30,                                               2006 and
                                                         2002      2003          2004         2005             later
                                                -------------   --------       ---------    ---------     -----------
                                                          EUR       EUR           EUR          EUR                EUR
Loans to financial institutions                    183,988       47,619          50,188       53,400        1,483,245

     Subordinated loans from related party

The Company has received subordinated loans from Hill Gate Capital N.V. (now known as Arch Hill Real Estate N.V, who is related to one of the shareholders), a related party. The loans bear cumulative interest at 6% per annum. Under the contract terms, the loans can be called when the Company does not have any further accumulated deficit.

     Silent partnership loans - related party

Tamarcho GmbH, a related party, has a silent partnership participation in GAIA GmbH amounting to EUR 1,862,125 bearing interest at 7% per annum. The amount payable at September 30, 2002 and December 31, 2001 includes accrued interest of EUR 572,875 and EUR 468,875, respectively. Under the existing agreement, the principal including accumulated interest is due on December 31, 2008.

     Silent partnership loans

At December 31, 2001, three other parties have provided silent partnership loans to the Company for a total principal amount of EUR 1,992,709 bearing interest at 6% per annum. In 2002, a loan of EUR 59,310 including interest has been repaid to one of the silent partners at the option of the Company. The amount payable at September 30, 2002 and December 31, 2001 includes EUR 58,814 and EUR 78,068 in accrued interest, respectively. Under the existing agreements, the principal amount is due on December 31, 2008.

NOTE 10 - COMMITMENTS AND CONTINGENCIES:

The Company leases cars under operational leases. The monthly payment amounts to EUR 5,600 for an average remaining period of 1.5 years.

NOTE 11 - SUBSEQUENT EVENTS

On June 6, 2002 the Company acquired a 100% interest in Lithiontech B.V. from a related party Lithiontech Holding B.V. for an amount of EUR 18,151. Lithiontech B.V. has a 100% interest in Lithion Licensing B.V. and Dilo Trading AG. The results of Litiontech B.V. and its subsidiaries are included in the results of the Company as of the date of acquisition.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Condensed Financial Statements of Lithium Technology Corporation (LTC) and GAIA Holding B. V. (GAIA Holding), a private limited liability company incorporated under the laws of the Netherlands, give effect to the share exchange between LTC and GAIA Holding under the purchase method of accounting prescribed by SFAS 141, Business Combinations. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Condensed Financial Statements do not purport to represent what the results of operations or financial position of LTC would actually have been if the share exchange had in fact occurred on January 1, 2001, nor do they purport to project the results of operations or financial position of LTC for any future period or as of any date, respectively. Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on a management's estimates and are subject to formal valuation adjustments.

These Unaudited Pro Forma Combined Condensed Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the share exchange between LTC and GAIA Holding. The consolidated financial statements of LTC for the year ended December 31, 2001, are derived from audited consolidated financial statements and are included in Form 10-KSB filed by LTC on March 28, 2002, with the Securities and Exchange Commission. The consolidated financial statements of LTC for the nine months ended September 30, 2002, are derived from unaudited financial statements and are included in Form 10-QSB filed by LTC on November 14, 2002, with the Securities and Exchange Commission. The historical consolidated financial statements of GAIA Holding for the year ended December 31, 2001 and the nine months ended September 30, 2002, are derived from certain audited and unaudited financial statements contained in this amended Current Report on Form 8K.

You should read the financial information in this section along with LTC's and GAIA Holding's historical consolidated financial statements and accompanying notes in prior Securities and Exchange Commission filings and in this amended Current Report on Form 8K.

                         Lithium Technology Corporation
              Unaudited Pro Forma Combined Condensed Balance Sheet
                             With GAIA Holding B.V.
                               September 30, 2002

                                                Lithium         GAIA             Promissory            Share
                                              Technology       Holding        Note Conversion        Exchange          Pro Forma
                                             Corporation         B.V.          Adjustment (A)       Adjustments         Combined
                                             -----------       -------         --------------       -----------         --------
ASSETS
Cash and cash equivalents                    $  20,000     $    77,000                                              $    97,000
Inventories                                         --          55,000                                                   55,000
Prepaid insurance and deferred charges         137,000         445,000                                                  582,000

              Total current assets             157,000         577,000                                                  734,000

Due from related parties                            --       2,407,000                                                2,407,000

Property and equipment, less
     accumulated depreciation                  258,000       4,292,000                                                4,550,000

Other assets                                    21,000         143,000                                                  164,000

Intangibles, less accumulated amortization                                                        $ 5,752,000  (B)    8,191,000
                                                                                                    2,439,000  (E)

                                             $ 436,000     $ 7,419,000       $            -       $ 8,191,000       $16,046,000

                         Lithium Technology Corporation
              Unaudited Pro Forma Combined Condensed Balance Sheet
                            With GAIA Holdings B.V.
                               September 30, 2002

  LIABILITIES AND STOCKHOLDER'S
      EQUITY (DEFICIENCY)

 Accounts payable                                    $    475,000      $  668,000                                   $1,143,000
 Accrued salaries                                         201,000                                                      201,000
 Notes payable                                             65,000                                                       65,000
 Convertible promissory notes                           1,915,000                  $ (1,915,000)                             -
 Non-convertible promissory notes                         500,000                                                      500,000
 Other current liabilities and accrued expenses                           468,000                                      468,000

               Total current liabilities                3,156,000       1,136,000    (1,915,000)               -     2,377,000

 LONG-TERM LIABILITIES
 Convertible promissory notes                           3,949,000                                                    3,949,000
 Loans from financial institutions                                      1,617,000                                    1,617,000
 Subordinated loan from related party                                  20,039,000                                   20,039,000
 Silent partnership loans-related party                                 2,407,000                                    2,407,000
 Silent partner loans                                                   1,947,000                                    1,947,000

               Total long term liabilities              3,949,000      26,010,000                              -    29,959,000

                         Lithium Technology Corporation
              Unaudited Pro Forma Combined Condensed Balance Sheet
                             With GAIA Holding B.V.
                               September 30, 2002


 STOCKHOLDER'S EQUITY (DEFICIENCY)
 Preferred stock                                                                                          1,000  (C)        1,000
 Common stock                                             643,000          99,000     239,000           (99,000) (D)      882,000

 Additional paid-in capital                            70,358,000       1,557,000   1,676,000       (70,805,000) (D)   12,400,000
                                                                                                      7,348,000  (B)
                                                                                                      3,994,000  (B)

                                                                                                        162,000  (B)
                                                                                                     (6,865,000) (D)

                                                                                                      4,008,000  (E)
                                                                                                        761,000  (E)
                                                                                                        108,000  (E)

                                                                                                         99,000  (D)
                                                                                                         (1,000) (C)

 Cumulative translation adjustments                                         1,000                                           1,000
 Accumulated deficit                                   (6,865,000)       (175,000)                    6,865,000  (D)   (8,365,000)
                                                                                                     (5,752,000) (B)
                                                                                                     (2,438,000) (E)

 Deficit accumulated during development stage         (70,805,000)    (21,209,000)                   70,805,000  (D)  (21,209,000)

               Total stockholder's equity
                    (deficiency)                       (6,669,000)    (19,727,000)  1,915,000         8,191,000       (16,290,000)

               Total liabilities and stockholder's
                    equity (deficiency)                 $ 436,000     $ 7,419,000  $       -        $ 8,191,000       $16,046,000

               See accompanying notes.

                         Lithium Technology Corporation
         Unaudited Pro Forma Combined Condensed Statement of Operations
                            With GAIA Holdings B.V.
                  For the Nine Months Ended September 30, 2002


                                                      Lithium          GAIA         Promissory          Share
                                                    Technology       Holding     Note Conversion      Exchange           Pro Forma
                                                   Corporation        B. V.       Adjustment(A)      Adjustments          Combined
 REVENUES:

      Development contracts and research grants    $     83,000    $   567,000                                        $    650,000



 COSTS AND EXPENSES:
      Engineering, research and development           1,314,000      1,719,000                                           3,033,000
      General and administrative                      1,183,000        785,000                                           1,968,000
      Stock based compensation expense                2,755,000        295,000                                           3,050,000
      Amortization of intangibles                                                                   $  2,048,000 (F)     2,048,000

                                                      5,252,000      2,799,000                         2,048,000        10,099,000

 OTHER INCOME (EXPENSE):
      Interest expense, net of interest income           (6,000)      (800,000)                                           (806,000)
      Interest expense related to beneficial
        conversion feature                          (18,714,000)                                                       (18,714,000)
      Gain on insurance recovery                         30,000                                                             30,000
                                                    (18,690,000)      (800,000)                                        (19,490,000)

 NET LOSS                                          $(23,859,000)   $(3,032,000)                     $ (2,048,000)     $(28,939,000)

 WEIGHTED AVERAGE NUMBER OF COMMON SHARES
      OUTSTANDING                                    63,922,355                     23,932,087 (G)   111,340,524 (G)   199,194,966

 BASIC AND DILUTED NET LOSS PER SHARE              $      (0.37)                                                      $      (0.15)


               See accompanying notes.

                         Lithium Technology Corporation
         Unaudited Pro Forma Combined Condensed Statement of Operations
                            With GAIA Holdings B. V.
                      For the Year Ended December 31, 2001

                                                     Lithium         GAIA         Promissory         Share
                                                    Technology     Holding     Note Conversion      Exchange           Pro Forma
                                                   Corporation      B. V.        Adjustment(A)    Adjustments          Combined
 REVENUES:
      Development contracts and research grants       $ 22,000   $   410,000                                          $    432,000



 COSTS AND EXPENSES:
      Engineering, research and development          1,060,000     2,149,000                                             3,209,000
      General and administrative                       954,000     1,075,000                                             2,029,000
      Stock based compensation expense                 469,000       326,000                                               795,000
      Intangibles expensed
      Amortization of intangibles                                                                   $  2,730,000 (F)     2,730,000
                                                     2,483,000     3,550,000                           2,730,000         8,763,000

 OTHER INCOME (EXPENSE):
      Interest expense, net of interest income          (7,000)   (1,058,000)                                           (1,065,000)
      Interest expense related to beneficial
        conversion feature                             (80,000)                                                            (80,000)
      Gain on sale of subsidiary                                     149,000                                               149,000
                                                       (87,000)     (909,000)                                             (996,000)

 NET LOSS                                          $(2,548,000)  $(4,049,000)                       $ (2,730,000)     $ (9,327,000)

 WEIGHTED AVERAGE NUMBER OF COMMON SHARES
      OUTSTANDING                                   51,303,305                     23,932,087 (G)    111,340,524 (G)   186,575,916

 BASIC AND DILUTED NET LOSS PER SHARE                  $ (0.05)                                                       $      (0.05)


               See accompanying notes

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On October 4, 2002, LTC closed the Share Exchange pursuant to which LTC acquired 60% of the outstanding shares of GAIA Holding. On December 13, 2002, LTC acquired the remaining 40% of the outstanding shares of GAIA Holding in accordance with a Share Exchange Agreement dated November 25, 2002. The transaction has been accounted for as a reverse acquisition whereby the total purchase price of the share exchange has been allocated on a preliminary basis to LTC, primarily intangibles and in process research and development.

The unaudited pro forma combined condensed balance sheet as of September 30, 2002 has been prepared as if the share exchange and the other transactions had occurred on that date. The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 2002 and for the year ended December 31, 2001 assumes that the share exchange and the other transactions were consummated on January 1, 2001.

The adjustments to the unaudited pro forma combined condensed financial statements for the year ended December 31, 2001 and the nine months ended September 30, 2002 are as follows:

         (A) To reflect the conversion of $1,914,567 principal of LTC non-interest bearing promissory notes into 23,932,087 shares of LTC common stock.

         (B) To reflect the issuance of 60,000 shares on October 4, 2002 of LTC preferred stock in connection with the share exchange which are convertible into 66,804,314 shares of LTC common stock. The value of the shares, $7,348,475, was based on the LTC closing price ($0.11) as of October 4, 2002. The October 4, 2002 date was used because there were significant modifications made to the agreement through the date of closing.

                           Fair value of preferred stock consideration         $  7,348,000
                           Proportion of LTC net liabilities
                                    assumed (after conversion)  84%               3,994,000
                           Transaction costs                                        162,000

                           Estimated Excess Purchase Price                     $ 11,504,000

                           Allocation:
                           Intangibles                                         $  5,752,000
                           In-process research and development
                                    (estimated at 50%)                            5,752,000

                           Total Allocation                                    $ 11,504,000

                  Deferred taxes have not been recorded on the assumption that net operating losses will be able to be recognized to offset the amount of deferred tax liability recognized in purchase accounting.

         (C) To reflect the issuance of 600 and 400 shares of LTC preferred shares issued in the Share Exchange.

         (D) The share exchange between LTC and GAIA Holding has been accounted for as a reverse acquisition. These adjustments reflect the elimination of LTC's historical additional paid in capital, accumulated deficit and deficit accumulated during the development stage and GAIA Holding's historical common stock since GAIA Holding will be the acquirer for accounting purposes.

         (E) To reflect the issuance of an additional 40,000 preferred shares on December 18, 2002 of LTC preferred stock in connection with the November 25, 2002 Share Exchange Agreement which are convertible into 44,536,210 common LTC shares. The value of the shares, $4,008,259, was based on the LTC closing price ($0.09) on November 25, 2002.

                       Fair value of preferred stock consideration   $ 4,008,000
                       Proportion of LTC net liabilities
                                assumed (after conversion) 16%           761,000
                       Transaction costs                                 108,000

                       Estimated Excess Purchase Price               $ 4,877,000

                       Allocation:
                       Intangibles                                   $ 2,439,000
                       In-process research and development
                                (estimated at 50%)                     2,438,000

                       Total Allocation                              $ 4,877,000

                       Deferred taxes have not been recorded on the assumption that net operating losses will be able to be recognized to offset the amount of deferred tax liability recognized in purchase accounting.

         (F) Amortization of Intangibles using an estimated useful life of three years.

         (G) The weighted average number of common shares outstanding and the basic and diluted net loss per share have been stated to include the conversion of $1,914,567 principal of LTC promissory notes into 23,932,087 shares of LTC common stock and the conversion of the LTC preferred stock issued in the share exchange into 111,340,524 shares of LTC common stock.

         (H) Conversion rates from EUR into US Dollars of GAIA Holding for purposes of preparing the Unaudited Pro Forma Combined Financial Statements are as follows:

                         Balance Sheet as of September 30, 2002. (0.9882286). Operating results year ended December 31, 2001. (89541222).
                         Operating results nine months ended September 30, 2002. (0.926).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 2002


                                         LITHIUM TECHNOLOGY CORPORATION
                                         (Registrant)

                                         By:      /s/  David J. Cade
                                                  ------------------
                                                  David J. Cade
                                                  Chairman and Chief Executive
                                                  Officer

                                         By:      /s/ Ralf Tolksdorf
                                                  ------------------
                                                  Ralf Tolksdorf
                                                  Chief Financial Officer